POWER OF ATTORNEY

The undersigned officers and Trustees of Alpine Series Trust, Alpine Income Trust and Alpine Equity Trust (the “Trusts”) hereby appoint Samuel A. Lieber as attorney-in-fact and agent, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Trusts as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”) and to the registration of the Trusts’ securities under the Securities Act of 1933, as amended (the “Securities Act”) including the Trusts’ Registration Statement on Form N8A, N-1A, or Form N-14, any and all respective amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. Each of the undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned officer and Trustees hereby execute this Power of Attorney as of this 27th day of December, 2004.

Name	Title

__________________________
Samuel A. Lieber	President and Trustee

__________________________
Laurence B. Ashkin	Trustee

__________________________
H. Guy Leibler	Trustee

/s/ Jeffrey Wacksman________
Jeffrey Wacksman	Trustee

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Sheldon R. Flamm	Treasurer